Exhibit 10.2

SEPARATION AND RELEASE AGREEMENT

This Separation and Release Agreement (“Agreement”) is entered into by and among UNITED AIRLINES, INC., a Delaware corporation (“Company”), UNITED CONTINENTAL HOLDINGS, INC., a Delaware corporation and the parent of Company (“UCH”), and JULIA HAYWOOD (“Employee”).

WHEREAS, UCH has adopted the United Continental Holdings, Inc. Executive Officer Severance Plan (“Plan”) effective as of October 1, 2014;

WHEREAS, Employee is within the category of persons who are included as participants in the Plan, which includes individuals who are classified as employees of UCH or Company and who are elected or appointed to the position of Executive Vice President of Company as of or following October 1, 2014; and

WHEREAS, Company and UCH are desirous of obtaining the separation of Employee and the releases and other agreements of Employee contained in this Agreement, and Employee is desirous of separating and receiving additional consideration upon her separation beyond that provided for under the Plan;

NOW, THEREFORE, IT IS AGREED between Company, UCH and Employee as follows:

1. Separation Date. The terms of this Agreement are in addition to the separation benefits provided under the Plan, and nothing herein shall affect any of Employee’s, Company’s or UCH’s rights or obligations under the Plan, except as expressly set forth herein. Each of Employee, Company and UCH agree that Employee’s separation from employment with Company shall be treated as an Involuntary Termination of Employee under the Plan, with the date of such Involuntary Termination being February 28, 2017 (the “Separation Date” and also the “Termination Date” pursuant to the Plan). Unless otherwise specified, capitalized terms used herein but not defined shall have the meanings given to them in the Plan.

2. Payments and Benefits. Subject to Section 5 of the Plan (which is incorporated herein by reference):

(i) Pursuant to and in accordance with the terms of Section 3 of the Plan, Company shall provide to Employee the separation benefits as set forth in Sections 3(b) and 3(c) of the Plan, including (A) the Accrued Rights (which includes payment for accrued but unused vacation days), (B) Continuation Coverage for the 24-month Severance Period (subject to earlier termination in accordance with the terms of the Plan if Employee receives similar benefits from a subsequent employer), (C) the Termination Payment, and (D) outplacement services.

(ii) Company agrees to pay to Employee a one-time cash payment in the amount of $1,333,333, subject to applicable tax withholding. Such amount shall be paid within 60 days following the Separation Date, subject to receipt and non-revocation of a signed copy of this Agreement. This payment is in addition to the benefits set forth in the Plan and is in consideration of certain forfeited compensation, the timing of Employee’s separation from Company, and other good and valuable consideration as agreed between the parties. In addition, Company agrees that the cash portion of Employee’s sign-on compensation previously paid to Employee shall not be subject to the clawback provisions relating to such sign-on compensation.

(iii) Company agrees that Employee will receive benefits under the United Continental Holdings, Inc. Officer Travel Policy through February 28, 2019 consistent with Employee’s position on the Separation Date. Employee agrees that no tax gross-up or space available travel will be provided. Employee acknowledges and agrees that the foregoing continued benefits are an enhanced separation benefit beyond the benefits otherwise available to Employee as of the Separation Date pursuant to the terms of the Plan. In addition to the foregoing continued benefits, Company agrees to provide Employee with lifetime United Club and lifetime highest level frequent flyer membership (currently Global Services).

(iv) Benefits that Employee receives as an officer of Company shall continue through and terminate on the Separation Date, including access to the annual executive physical, health club benefits, car rental privileges, and parking. Company agrees that Employee shall be eligible for reimbursement for tax preparation and financial service benefits incurred prior to the Separation Date and tax preparation services incurred during 2017 that are related to Employee’s fiscal year 2016 tax preparation, subject to the 2016 and 2017 benefit limits, as applicable. In addition, for a period of 12 months following the Separation Date, Company agrees that Employee shall be eligible for the home buyout and home sale assistance benefits with respect to Employee’s home in the Chicago area purchased by Employee in 2016, with such benefits provided in accordance with Company’s 2010 officer relocation program, provided that the cap on loss provisions shall not apply with respect to such sale. Any benefits received by Employee under the foregoing programs must be reported by Employee to Company no later than February 28 of the year following the year in which the benefits were received and eligible amounts shall be reimbursed by the Company to Employee no later than December 31, 2018.

(v) The Company shall pay Employee her 2016 Annual Incentive Program (“AIP”) award if, as and when 2016 AIP awards are paid to other officers in accordance with the terms of such awards and based on actual UCH 2016 performance. Employee and Company agree that no individual modifier shall be applied with respect to Employee’s 2016 AIP award. Such payment shall be made no later than March 15, 2017.

(vi) Any of Employee’s then outstanding and unvested restricted stock units and restricted stock awards, excluding any award that will vest on or prior to the Separation Date, will terminate on the Separation Date.

(vii) The parties acknowledge and agree that the payments and benefits set forth in Sections 2(ii), 2(iii) and 2(iv) hereof include enhancement of the payments and benefits to which Employee is otherwise entitled upon an Involuntary Termination based on her termination of employment on the Separation Date.

3. Nature of Agreement. The parties agree that this Agreement is not and shall not be construed as an admission of any wrongdoing or liability on the part of either party.

4. Future Cooperation. Employee agrees, upon reasonable notice at any time during the five year period following the Separation Date, to furnish such information and assistance, including but not limited to the provision of informal information, testimony at deposition and/or at trial, to UCH, Company and their affiliates as Company reasonably requests in writing in connection with any potential or actual litigation in which it or any of its affiliates is, or may become, a party and which relates to matters of which Employee has knowledge as a result of Employee’s employment with Company. Company shall pay Employee an amount per day of assistance equal to Employee’s base salary at Company as of the Separation Date divided by 365, and shall reimburse Employee for her reasonable expenses incurred in connection with rendering such assistance. Any such payment shall made on a regular, periodic basis within 30 days after such services are rendered by Employee or such reimbursable amounts are incurred by Employee; provided, however, that (a) before any such reimbursement shall be made, Employee must submit appropriate evidence of her reimbursable expenses; (b) in no event shall any payments made to Employee under this paragraph be made later than the 15th day of the third month of the calendar year following the applicable year during which Employee’s assistance was provided; and (c) any reimbursements provided during one taxable year of Employee may not affect the expenses eligible for reimbursement in any other taxable year of Employee.

5. Restrictive Covenants. This Agreement shall have no effect on the restrictive covenants set forth in Sections 8(a) (Confidentiality), 8(b) (Non-Solicitation of Employees), 8(e) (Non-Solicitation of Business Partners, 8(f) (Non-Interference), and 8(f) (Non-Disparagement) of Employee’s 2016 Restricted Share Award Notice. Company hereby acknowledges and agrees that Section 8(d) (Non-Competition) of the Restricted Share Award shall cease to apply to Employee as of the Separation Date. Nothing in this Agreement or the Restricted Share Award is intended, or shall be construed, (i) to limit the protection of any applicable law or policy of UCH, Company or their affiliates that relates to the protection of trade secrets or confidential or proprietary information or (ii) to limit Employee’s ability to initiate communications directly with, or to respond to any inquiry from, or provide testimony before, the Securities and Exchange Commission, the Financial Industry Regulatory Authority, any other self-regulatory organization or any other state or federal regulatory authority.

6. Acknowledgements. Employee acknowledges and agrees that, in the absence of this Agreement, Employee would not be entitled to certain of the payments and benefits provided for in this Agreement upon Employee’s separation from employment with Company on the Separation Date. Employee represents and agrees that she has been (and is hereby) advised to and had the opportunity to thoroughly discuss all aspects of this Agreement with her private attorney, that she has carefully read and fully understands all of the provisions of this Agreement, and that she is knowingly and voluntarily entering into this Agreement.

7. General Release. In consideration of the benefits provided by Company to Employee, including the enhanced separation benefits provided for in this Agreement, Employee hereby releases and discharges UCH, Company, and each of their subsidiaries and affiliates and their respective stockholders, officers, directors, employees, representatives, agents and attorneys (collectively, “Releasees”) from any and all claims or liabilities, known or unknown, of any kind, including, without limitation, any and all claims and liabilities relating to Employee’s employment by, or services rendered to or for, Company, UCH or any of their subsidiaries or affiliates, or relating to the cessation of such employment or under the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family and Medical Leave Act, Title VII of the Civil Rights Act of 1964, 42 U.S.C. Section 1981, the Workers Adjustment and Retraining Notification Act, the Fair Labor Standards Act, the Rehabilitation Act, the Occupational Safety and Health Act, the Employee Retirement Income Security Act (“ERISA”), the Illinois Human Rights Act, the Illinois Wage Payment and Collection Act, the Texas Commission on Human Rights Act, Section 1542 of the California Civil Code, New Jersey’s Conscientious Employee Protection Act, and any other statutory, tort, contract or common law cause of action, other than claims or liabilities arising from a breach by UCH or Company of (a) its obligations under this Agreement, (b) its post-employment obligations under the Plan, (c) its obligations under its qualified retirement plans in which Employee participates (the “Qualified Plans”), (d) its obligations under Employee’s outstanding grants of stock options or restricted stock, under outstanding awards under the long term incentive programs of UCH and Company (the “Incentive Programs”), or under any other compensation plan or program of UCH or Company, or (e) its obligations under existing agreements governing Employee’s flight benefits relating to other airlines, if any. UCH and Company hereby release Employee from any and all claims or liabilities, known or unknown, of any kind in any way relating to or pertaining to Employee’s employment by, or services rendered to or for, UCH, Company or any of their subsidiaries or affiliates, other than claims arising from (x) Employee’s fraud or intentional malfeasance or (y) a breach by Employee of this Agreement, the Plan, or Employee’s obligations under the Qualified Plans, under Employee’s outstanding grants of stock options or restricted stock, under outstanding awards under the Incentive Programs, under any other compensation plan or program of UCH or Company, or under existing agreements governing Employee’s flight benefits relating to other airlines, if any. These releases are to be broadly construed in favor of the released persons. The releases in this paragraph do not apply to any rights or claims that may arise after the Effective Date (as defined in Section 10 below). Each party agrees that this release is not and shall not be construed as an admission of any wrongdoing or liability on the part of any such party.

8. Protected Rights. Notwithstanding the Section 7, Employee is not prohibited from making or asserting (a) any claim or right under state workers’ compensation or unemployment laws, or (b) any claim or right which by law cannot be waived, including rights to file a charge with an administrative agency or to participate in an agency investigation, including but not limited to the right to file a charge or participate in an investigation or proceeding conducted by the Equal Employment Opportunity Commission (“EEOC”). Employee waives, however, the right to recover money if any federal, state or local government agency, including but not limited to the EEOC, pursues a claim on Employee’s behalf or on behalf of a class to which Employee may belong that arises out of or relates to Employee’s employment or severance from employment.

9. Covenant Not to Sue. Employee further agrees that the amounts and covenants contained herein are of greater value than anything to which Employee is already entitled, and Employee affirms that she has not filed, has not caused to be filed, is not presently a party to, and will not file, permit to be filed on her behalf, or become a party to any claim, lawsuit, or arbitration relating to any aspect of her employment or its termination, other than to enforce the provisions of this Agreement or the Plan. Employee understands and agrees that, except for any vested benefits she may have pursuant to ERISA, she will not be entitled to any other compensation beyond that which UCH or Company has agreed to provide herein or in the Plan. Employee understands that this covenant not to sue is an affirmative promise by Employee not to sue any of the Releasees, which is in addition to the general release of claims in Section 7 above. However, nothing in this Agreement affects Employee’s right to challenge the validity of this Agreement under the Age Discrimination in Employment Act. If Employee breaches this Agreement by suing any of the Releasees in violation of this covenant not to sue, Employee understands that (a) the Releasees will be entitled to apply for and receive an injunction to restrain any violation of this paragraph, and (b) Employee will be required to pay the Releasees’ legal costs and expenses, including reasonable attorney fees, associated with defending against the lawsuit and enforcing the terms of this Agreement.

10. Release Revocation Period and Effective Date.

(i) Release Revocation Period. Employee understands that Employee may consider whether to agree to the terms contained herein for a period of twenty-one (21) days after the date that Employee has received this Agreement. Based on Employee’s receipt of this Agreement on February 9, 2017, Employee may execute this Agreement on or before the 21st day after such date to acknowledge Employee’s understanding of and agreement with the foregoing.

(ii) Effective Date. This Agreement will become effective, enforceable and irrevocable on the eighth day after the date on which Employee signs it and returns it to Company (the “Effective Date”). During the seven-day period prior to the Effective Date, Employee may revoke Employee’s agreement to accept the terms hereof by serving written notice to Company in accordance with Section 7(a) of the Plan of Employee’s intention to revoke.

11. Injunctive Relief. The parties acknowledge that, in the event of a breach of this Agreement, damages would not provide an adequate remedy and that the non-breaching party may seek specific performance of any provision contained herein.

12. Withholding of Taxes. Company may withhold all applicable taxes from payments to be made hereunder.

13. Indemnification and Insurance. Employee shall continue to be indemnified for actions taken while employed by Company to the same extent as other former employees of Company at Employee’s job level under Company’s Corporate Charter as in effect on the date hereof, and Employee shall continue to be covered by Company’s directors and officers liability insurance policy as in effect from time to time to the same extent as other former employees of Company at Employee’s job level, each subject to the requirements of the General Corporation Law of the State of Delaware.

14. Assignment; Binding Effect. This Agreement is assignable only by Company or UCH (provided that no such assignment shall relieve Company or UCH of its obligations under this Agreement to Employee), shall inure to the benefit of Company’s or UCH’s assigns, successors, affiliates, and Releasees, and is binding on the parties, their representatives, agents and assigns, and as to Employee, her spouse, heirs, legatees, administrators, and personal representatives, and shall inure to the benefit of Employee’s spouse, estate, heirs, legatees, administrators, and personal representatives.

15. Effect of Agreement. Except as expressly provided herein, this Agreement will not by implication or otherwise limit, impair, reduce, eliminate or constitute a waiver of, or otherwise affect the rights and remedies of Company, UCH, and Employee pursuant to the terms of the Plan and will not alter, modify, amend or in any way affect any terms, conditions, obligations and covenants or agreements contained in the Plan, all of which shall continue in full force and effect in accordance with the terms of the Plan, except to the extent modified herein. Any modification of this Agreement shall be effective only if it is in writing and signed by the party to be charged.

16. Applicable Law. This Agreement shall be deemed to be made in the State of Illinois. To the extent not preempted by ERISA or other Federal law, the validity, interpretation, and performance of this Agreement in all respects shall be governed by the laws of the State of Illinois without regard to its principles of conflicts of law.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement, to be effective on the Effective Date (as defined in Section 10 above).

Date of execution by Employee:	EMPLOYEE

February 9, 2017	/s/ Julia Haywood
Julia Haywood

UNITED CONTINENTAL HOLDINGS, INC.

	By:	/s/ Michael P. Bonds
Michael P. Bonds, Executive Vice President
Human Resources and Labor Relations

UNITED AIRLINES, INC.

	By:	/s/ Michael. P. Bonds
Michael P. Bonds, Executive Vice President
Human Resources and Labor Relations

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